Exhibit 23.1




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in Registration Statement Nos. 333-108997, 333-44034, and 33-47656 on Form S-8 of our report dated September 27, 2006, appearing in this Annual Report on Form 11-K of the Procter & Gamble International Stock Ownership Plan for the year ended June 30, 2006.



/S/ DELOITTE & TOUCHE LLP
Cincinnati, Ohio

September 27, 2006